For Immediate Release

This news release contains forward-looking statements. For a description of the related risk factors and assumptions, please see the section entitled “Caution Concerning Forward-Looking Statements” later in this release.

BCE to sell a portion of MTS wireless subscribers and assign certain dealer locations to TELUS

MONTRÉAL, May 2, 2016 – BCE Inc. (Bell) (TSX, NYSE: BCE) today announced that it will divest one-third of the postpaid wireless subscribers of Manitoba Telecom Services Inc. (MTS) (TSX: MBT) to TELUS Corp. (TSX: T, NYSE: TU) following the completion of Bell’s acquisition of MTS announced earlier today. As part of the transaction, Bell will also assign one-third of MTS dealer locations in Manitoba to TELUS.

“This transaction with TELUS enhances wireless competition to the benefit of Manitobans while reducing the cost of our acquisition of MTS,” said George Cope, President and CEO of BCE and Bell Canada.

The Bell-TELUS transaction is subject to regulatory approvals and customary closing conditions. The Bell-MTS transaction is not conditional on completion of the Bell-TELUS transaction.

Caution concerning forward-looking statements
Certain statements made in this news release are forward-looking statements, including, but not limited to, statements relating to the proposed acquisition by BCE Inc. (“BCE”) of all of the issued and outstanding common shares of MTS Inc. (“MTS”) (the “MTS Transaction”), the proposed divestiture by BCE to TELUS Corporation (“TELUS”) of a certain portion of MTS’s postpaid wireless subscribers and the proposed assignment by BCE to TELUS of a certain portion of MTS’s dealer locations (the “TELUS Transaction” and, together with the MTS Transaction, the “Proposed Transactions”), our business outlook, objectives, plans and strategic priorities, and other statements that are not historical facts. Forward-looking statements are typically identified by the words assumption, goal, guidance, objective, outlook, project, strategy, target and other similar expressions or future or conditional verbs such as aim, anticipate, believe, could, expect, intend, may, plan, seek, should, strive and will. All such forward-looking statements are made pursuant to the “safe harbour” provisions of applicable Canadian securities laws and of the United States Private Securities Litigation Reform Act of 1995.

Forward-looking statements, by their very nature, are subject to inherent risks and uncertainties and are based on several assumptions, both general and specific, which give rise to the possibility that actual results or events could differ materially from our expectations expressed in or implied by such forward-looking statements. As a result, we cannot guarantee that any forward-looking statement will materialize and we caution you against relying on any of these forward-looking statements. The forward-looking statements contained in this news release describe our expectations at the date of this news release and, accordingly, are subject to change after such date. Except as may be required by Canadian securities laws, we do not undertake any obligation to update or revise any forward-looking statements contained in this news release, whether as a result of new information, future events or otherwise. Forward-looking statements are provided herein for the purpose of giving information about the Proposed Transactions and their expected impact. Readers are cautioned that such information may not be appropriate for other purposes.

The completion and timing of the Proposed Transactions are subject to customary closing conditions, termination rights and other risks and uncertainties including, without limitation, the relevant regulatory approvals. The MTS Transaction is, in addition, subject to court and shareholder approval. Accordingly, there can be no assurance that the Proposed Transactions will occur, or that they will occur on the terms and conditions, or at the time, contemplated by the parties. The Proposed Transactions could be modified, restructured or terminated.

About BCE
Canada’s largest communications company, BCE provides a comprehensive and innovative suite of broadband wireless, TV, Internet and business communication services from Bell Canada and Bell Aliant. Bell Media is Canada’s premier multimedia company with leading assets in television, radio, out of home and digital media. To learn more, please visit BCE.ca.

The Bell Let’s Talk initiative promotes Canadian mental health with national awareness and anti-stigma campaigns like Bell Let’s Talk Day and significant Bell funding of community care and access, research, and workplace initiatives. To learn more, please visit Bell.ca/LetsTalk.

Media inquiries:

Jean Charles Robillard
(514) 870-4739
jean—charles.robillard@bell.ca

Investor inquiries:

Thane Fotopoulos
(514) 870-4619
thane.fotopoulos@bell.ca

“Notwithstanding any reference to BCE Inc.’s Web site on the World Wide Web in the documents attached hereto, the information contained in BCE Inc.’s site or any other site on the World Wide Web referred to in BCE Inc.’s site is not a part of this Form 6-K and, therefore, is not furnished to the Securities and Exchange Commission.”